                                                                                                                                         Exhibit 99.10
                                                                    Citigroup Inc.
                                       THB 900,000,000 4.52% Notes due April 2014

The securities described herein have not been and will not be registered under the U.S. Securities
Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Thai Baht (“THB”)
3.	Aggregate Nominal Amount:	THB 900,000,000
4.	Issue Price:	100.00%
5.	Specified Denominations:	THB 1,000 per Note
6.	Issue Date:	April 4, 2007
7.	Maturity Date:	April 4, 2014
8.	Interest Basis:	Interest in arrears at a fixed rate from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.52% per annum payable semi-annually in arrears
	(ii) Interest Payment Dates:	April 4 and October 4 in each year. Following business day convention.
	(iii) Day Count Fraction:	Actual/365 (Fixed), except for payment on the Maturity Date, which will be adjusted.
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount of each Note:	Par
13.	Early Redemption Amount of each Note:	Par, payable upon event of default or for taxation reasons.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Registered Notes
15.	AdditionalFinancialCenter relating to Payment Dates:	Bangkok
16.	TEFRA:	The D Rules are applicable
17.	Listing:	Thai Bond Market Association
18.	ISINs:	TH-093403O403 (local holding securities account) TH-093403O429 (foreign holding securities account)